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                                                                    EXHIBIT 10.4


                                CLOSING AGREEMENT


         THIS CLOSING AGREEMENT (this "Agreement") is made and entered into as of May 18, 2000, by and among BENSON MINERAL GROUP, INC., an Oklahoma corporation ("BMG"), UNITED STATES EXPLORATION, INC., a Colorado corporation ("UXP"), and PRODUCERS SERVICE INCORPORATED, a Kansas corporation which is wholly-owed by UXP ("PSI"), all with an office at 1560 Broadway, Suite 1900, Denver, Colorado 80202, and HS RESOURCES, INC., a Delaware corporation with an office at 1999 Broadway, Suite 3600, Denver, Colorado 80202 ("HSR"). BMG, UXP, PSI and HSR are individually referred to herein as a "Party" and collectively referred to herein as the "Parties."

                                    Recitals

         A. ING (U.S.) Capital LLC ("ING") (as successor in interest by merger with ING (U.S.) Capital Corporation) and UXP are parties to a loan arrangement (the "Loan") as evidenced by the loan documents identified on Exhibit A attached hereto (the "Loan Documents"). PSI guaranteed certain of UXP's obligations under the Loan Documents. Various of the defined terms used in this Agreement are defined in Exhibit A.

         B. In exchange for certain option payments which have been timely made (the "Option Payments"), ING has granted UXP (or its designee) an option to purchase the Loan and Note for a total of $17,000,000.00, less the Option Payments, pursuant to an Agreement dated April 14, 2000 between ING, UXP and PSI (the "Option Agreement").

         C. HSR desires to purchase certain oil and gas properties and interests in 60 wells located in the Denver-Julesburg Basin (of which 56 are operated by HSR) from UXP (the "Properties," as so defined in the Purchase Agreement, and including all existing burdens thereon as of May 1, 2000 other than those arising pursuant to the Loan Documents), as evidenced by a Purchase and Sale Agreement between them of date even herewith (the "Purchase Agreement") which will be executed concurrent with this Agreement. The Purchase Agreement requires that the Properties be conveyed to HSR free and clear of the Loan, Note, Mortgage and Financing Statements.

         D. UXP has notified ING that BMG will be UXP's "Permitted Designee" under the Option Agreement. As designee of UXP, BMG intends to purchase the Loan and Note from ING.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                    Agreement

         1. Conditions under the Option Agreement. UXP represents and warrants that (i) the Loan Documents identified on Exhibit A constitute all of the agreements, security instruments




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and filings associated with the Loan, (ii) the Option Agreement was properly authorized and approved by UXP, is in full force and effect, is valid and binding upon UXP, and does not conflict with any of the agreements binding upon UXP, (iii) the Option Payments have been timely and properly made to ING under the Option Agreement, (iv) except for payment of the "Final Payment" under the Option Agreement which is being made contemporaneous with the payment of the "Closing Amount' by HSR under the Purchase Agreement, all other conditions precedent to the obligations of ING as "Agent" and "Lender" under the Option Agreement are contemporaneously being timely and properly satisfied, and (v) UXP has notified ING that BMG is UXP's "Permitted Designee" under the Option Agreement.

         2. No Impediments. UXP represents and warrants that except for the Loan Documents and except for "Permitted Encumbrances" under the Purchase Agreement, there are no dispositions, liens, encumbrances or security interests affecting the Properties which have been created by, through or under UXP. BMG represents and warrants that (i) except for the liens created by the Loan Documents and except for "Permitted Encumbrances" under the Purchase Agreement, there are no other liens, encumbrances or security interests affecting the Properties which have been created by, through or under BMG, and (ii) it has not assigned, has not entered into any agreement to assign, and will not assign any interest under the Loan Documents to the extent they relate to the Properties, to anyone other than HSR. Each of UXP and BMG severally represents that to its knowledge (i) there are no judicial actions, orders or filings that would result in HSR not receiving "Defensible Title" to the Properties pursuant to the Purchase Agreement, or that contemplate the bankruptcy, reorganization, or arrangement of UXP or BMG, and (ii) subsequent to the Option Agreement, there have been no claims or notices from ING relating to the Properties under the Loan Documents or relating to the Option Agreement that could prevent the transactions contemplated by the Purchase Agreement, the Option Agreement or this Agreement from being consummated as contemplated herein. The failure of any one or more of the facts underlying any of the foregoing representations or warranties to be true shall constitute an "Impediment" if such failure occurs prior to the time all of the documents referred to in Section 4 below have been recorded in accordance with Section 4.

         3. Conditions Precedent. The closing of the transactions contemplated by this Agreement and the Purchase Agreement are subject to the satisfaction of the following conditions precedent, each of which will be deemed to occur if and only if all occur simultaneously:

            (a) Satisfaction of terms of Purchase Agreement. UXP and HSR shall have executed and delivered to each other the Purchase Agreement, HSR shall have delivered the "Closing Amount" due under the Purchase Agreement to UXP (or its designee), and UXP shall have executed and delivered to HSR the assignment(s) of the Properties, all in accordance with the terms of the Purchase Agreement.

            (b) Transfer of Loan and Note. ING shall have transfered and delivered, and BMG shall have received, the Note, all of the rights of ING under the Loan, and assignments of the Mortgage and the Financing Statements. The assignments to BMG shall be valid and binding.



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            (c) Partial Release of Mortgage and Financing Statements. BMG shall have executed and delivered to HSR a partial release of the Mortgage and the Financing Statements as to all of the Properties which are the subject of the Purchase Agreement, and to all personal property associated therewith, including production therefrom. The releases shall be valid and binding.

            (d) No Litigation, Filings in Foreclosure or Bankruptcy. There shall be (i) no pending or threatened litigation involving the Purchase Agreement, the Option Agreement or the transactions contemplated thereunder, and (ii) no filings at any court of competent jurisdiction regarding any action against UXP or BMG in foreclosure, bankruptcy, reorganization or arrangement.

         4. Recording. Upon receipt by HSR of the assignments from ING to BMG of the Mortgage and the Financing Statements, and of the partial releases from BMG of the Mortgage and the Financing Statements with respect to the Properties, HSR will or will cause others to promptly, within 2 business days after the closing contemplated by this Agreement, record the following documents in the following order in the real property and UCC records of Weld County, Colorado, and with the Colorado Secretary of State, as appropriate:

            (a) the assignments of the Mortgage and the Financing Statements from ING to BMG;

            (b) the partial releases of the Mortgage and the Financing Statements from BMG insofar as they pertain to the Properties; and

            (c)  the assignment(s) of the Properties from UXP to HSR.

         5. Covenants and Indemnifications Regarding Impediments. Each Party hereby individually covenants that it will take no action that could cause an Impediment to occur, and if an Impediment does occur which relates to such Party or its interests in the Properties or the Loan Documents, that Party will use its best efforts to remove, extinguish or release the Impediment. UXP agrees to defend, indemnify and hold HSR harmless against any claim or action, or any loss, relating to or arising from any Impediment that arises by, through or under UXP. BMG agrees to defend, indemnify and hold HSR harmless against any claim or action, or any loss, relating to or arising from any Impediment that arises by, through or under BMG. HSR shall not have any claim under this Agreement unless it has made payment of the "Closing Amount" under the Purchase Agreement. BMG agrees to execute and deliver to HSR any additional documents or instruments as may be necessary or reasonably requested by HSR to release and terminate any lien held or acquired by BMG from ING in the Properties as defined in the Purchase Agreement or as such Properties and the description thereof may be clarified, corrected or amended in the future.

         6. Miscellaneous.

            (a) This Agreement shall be binding on and inure to the benefit of each of the Parties and their respective successors and assigns. No Party may assign its rights or duties




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under this Agreement without the prior written consent of the other Parties, and any attempted assignment without such consent shall be void.

            (b) The Parties shall be expressly entitled to the equitable remedy of specific performance under this Agreement, in addition to any other remedies available to the Parties at law or in equity.

            (c) This Agreement shall be governed by and construed in accordance with the law of the State of Colorado, without regard to its conflict of laws principles.

            (d) This Agreement may be executed in any number of counterparts, and after execution hereof by all Parties, all executed copies taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

            (e) This Agreement is additive and additional to the obligations of UXP under the Purchase Agreement, and shall not be construed in any manner as conflicting with the obligations of UXP under the Purchase Agreement.

            (f) The Parties agree that, prior to making any public announcement or statement with respect to the transactions contemplated under and consummated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other Parties hereto.

            (g) The respective representations, warranties, covenants and agreements set forth in this Agreement shall survive the execution and delivery of this Agreement and shall not be merged with any instrument or agreement hereafter executed or delivered.



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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first written above.



BENSON MINERAL GROUP, INC.                  UNITED STATES EXPLORATION, INC.





By: /s/ Bruce D. Benson                     By: /s/ Bruce D. Benson
   -------------------------------             ---------------------------------

Name:    Bruce D. Benson                    Name:  Bruce D. Benson

Title:   President                          Title: President and Chief Executive
                                                   Officer



PRODUCERS SERVICE INCORPORATED              HS RESOURCES, INC.





By: /s/ Bruce D. Benson                     By: /s/ Dale E. Cantwell
   -------------------------------             ---------------------------------

Name:   Bruce D. Benson                     Name:   Dale E. Cantwell

Title:  President                           Title:  Vice President





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                                    EXHIBIT A

                                 LOAN DOCUMENTS



1. Credit Agreement dated as of May 15, 1998 (as amended, supplemented, or restated to the date hereof) between UXP and ING.

2. Promissory Note executed by UXP in the principal amount of $35,000,000 dated as of May 15, 1998 (the "Note")

3. Guaranty dated as of May 15, 1998 (as amended, supplemented, or restated to the date hereof) by Producers Service Incorporated.

4. Pledge Agreement dated as of May 15, 1998 (as amended, supplemented, or restated to the date hereof) between UXP and ING and recorded May 20, 1998 in the Colorado Secretary of State records at Reception No. 19982033163.

5. Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated May 15, 1998 (as amended, supplemented, or restated to the date hereof) between UXP and ING, and recorded in various locations, including but not limited to the recording on May 22, 1998 at Reception No. 2614717 of the real property records of Weld County, Colorado (the "Mortgage").

6. Various Financing Statements from UXP to ING and filed in various locations including but not limited to the filings on May 22, 1998 at Reception Nos. 2614718, 2614719 and 2614720 of the real property records, and at Filing Nos. 274720, 274721 and 274722 of the Uniform Commercial Code ("UCC") records of Weld County, Colorado, and recorded May 20, 1998 in the Colorado Secretary of State records at Reception No. 19982033164 (collectively, the "Financing Statements").

7. Agreement dated as of April 14, 2000 (as amended, supplemented, or restated to the date hereof) between ING, UXP and Producers Service Incorporated.


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